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                                                                    Exhibit 2(b)


                           AGREEMENT AND MERGER PLAN

                    BETWEEN MEDIA VISION PRODUCTIONS, INC.

                       AND MEDIA VISION PROPERTIES, INC.

                           AGREEMENT AND MERGER PLAN


This agreement and Merger Plan is entered into effective as of this 4th day of January, 1999 by and among Media Vision Productions, Inc., a Delaware Corporation, (hereinafter "Acquiror"), and Media Vision Properties, Inc., a Delaware corporation (hereinafter "Acquiree"), and the undersigned stockholders of Acquiree (hereinafter referred to as "Stockholders").


                                   RECITALS

Stockholders own all of the issued and outstanding common stock of Acquiree. Acquiror desires to acquire all of the issued and outstanding stock of Acquiree, making Acquiree a wholly-owned subsidiary of Acquiror, and Stockholders desire to make an exchange solely of their shares in Acquiree for shares of Acquiror's common


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stock to be exchanged as set out herein with said stockholders. NOW,
THEREFORE, for the mutual consideration set out herein, the parties agree as follows:


                                   AGREEMENT

1. MERGER PLAN. The undersigned Stockholders of Acquiree are the sole owners of all of the issued and outstanding stock of Acquiree. It is the intention of the parties hereto that all of the issued and outstanding shares of stock of Acquiree shall be acquired by Acquiror in exchange for Acquiror common voting and preferred stock and other considerations as set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder to the intent permitted by law.

2. EXCHANGE OF SHARES. Acquiror and Stockholders agree that all the issued and outstanding shares of common stock of Acquiree shall be exchanged with Acquiror for common stock valued at, Eight Cents ($.8) par value, (the "Common Stock") of Acquiror, valued at the date of the Closing. The Common Stock will, on the Closing Date (as hereafter defined), be delivered to Stockholders in exchange for their shares in Acquiree. Stockholders agree that they will hold such shares of Common Stock of Acquiror for investment purposes and not for further public distribution, and agree that


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the shares shall be appropriately restricted. Acquiror agrees that it will utilize its best efforts to complete a secondary offering of its common and preferred stock within one year of the closing. Upon the requests of the holders of the common stock, the company will register such shares, at the shareholder's expense.

3. DELIVERY OF THE COMMON AND PREFERRED STOCK. On the Closing Date, Stockholders of Acquiree shares will deliver via its transfer agent certificates representing their shares of Acquiree duly endorsed so as to make Acquiror the sole holder thereof, free and clear of all claims and encumbrances; and on such Closing Date, delivery of the common and preferred stock, which will be appropriately restricted as to transfer, will be made to Stockholders as set forth herein.

4. REPRESENTATION OF ACQUIREE AND STOCKHOLDERS. Acquiree and Stockholders hereby represent and warrant that, with respect to the shares of Acquiree and as to the Acquiree, effective this date and the Closing Date, the representations listed below are true and correct.

         (a) Stockholders represent that their shares of Acquiree are free from claims, liens, or other encumbrances and said Stockholders have the unqualified right to transfer and dispose of such shares.

         (b)  Stockholders are the sole owners of all of the


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issued and outstanding shares of common stock of Acquiree.

     (c) The Acquiree shares constitute validly issued shares of Acquiree, fully paid and non-assessable.

     (d) Acquiree shall deliver audited financial statements to Acquiror, which are complete, accurate and fairly present the financial condition of Acquiree as of the dates thereof. There are no material liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business: and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would materially alter the financial condition of such Acquiree as reflected in such financial statements. The financial statements are hereby incorporated herein by reference and deemed to be a part hereof.

     (e) Prior to the Closing Date there will not be any negative material changes in the financial position of Acquiree, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Acquiree.

     (f) Acquiree is not involved in any pending litigation or governmental investigation or proceeding not reflected in such financial statement or otherwise disclosed in writing to Acquiror and, to the best knowledge of Stockholders, no litigation, claims,


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assessments, or governmental investigation or proceeding is threatened against Acquiree, its principal stockholders or properties.

     (g) As of the Closing Date, Acquiree will be in good standing in its state of incorporation, and will be in good standing and duly qualified to do business in each state where it is required to be so qualified.

     (h) Acquiree has filed all governmental, tax or related returns and reports due or required to be filed, and has paid or accrued all taxes or assessments which have become due as of the Closing Date.

     (i) Except as disclosed on any Exhibit hereto, Acquiree has not materially breached any agreement to which it is a party.

     (j) Acquiree has no subsidiary corporations other than as disclosed in writing to Acquiror.

     (k) The corporate financial records, minute books, and other corporate documents, and records of Acquiree are to be available to present management of Acquiror prior to the Closing Date and turned over in their entirety to new management at Closing.

     (l) The execution of this Agreement will not materially violate or breach any agreement, contract, or commitment to which Acquiree or Stockholders are a party, and has been duly authorized


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by all appropriate and necessary action.

     (m) The authorized capitalization of Acquiree is as set forth in the balance sheet of Acquiree. Acquiree has only the capital stock authorized as set forth in said balance sheet and all outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. There are no outstanding convertible securities, warrants or options which may cause authorized but unissued shares to be issued to any person.

     (n) Acquiree has good and marketable title to and validly owns all assets shown on its most recent balance sheet.

5. REPRESENTATIONS OF ACQUIROR. Acquiror hereby represents and warrants as follows:

     (a) As of the closing Date, the Common Stock, to be delivered to Stockholders will constitute valid and legally issued shares of Acquiror, fully paid and non-assessable, and will be legally equivalent in all respects to the Common Stock of Acquiror issued and outstanding as of the date thereof.

     (b) The officers of Acquiror are duly authorized to execute this agreement and have taken all action required by law and agreements, charters, By-laws, etc., to properly and legally execute this Agreement. The execution hereof will not constitute a material breach of any agreement to which Acquiror is a party.


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          (c)  Consolidated Balance Sheet, certified by Schuhalter, Coughlin
& Suozzo, C.P.A., reflects management's representations and warrants are accurate and correct, and at the closing, shall deliver all of its financial records. The financial statements of Acquiror are incorporated herein by reference and deemed to be a part hereof. These financial statements are true, complete and accurate; there are not presently and at Closing there shall be no liabilities, either fixed or contingent, not reflected in such financial statements and records. Said financial statements fairly and accurately reflect the financial condition of the Acquiror as of the dates thereof and the results of operations for the periods reflected therein. Such statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein.

          (d) Since the date of the financial statements there shall not have been, and as of the Closing Date there shall not be, any material adverse changes in the financial position of the Acquiror, except changes arising in the ordinary course of business, which changes shall in no event materially and adversely affect the financial condition of the Acquiror.

          (e) Acquiror is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to

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the Stockholders, and there are no law suits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

          (f) As of the Closing Date and the date hereof, Acquiror is duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the corporate power to own its property and to carry on its business as now being conducted, and is duly qualified to do business in any jurisdiction where so required.

          (g) Acquiror has filed all federal, state, county and local income, excise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provision for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

          (h) Acquiror has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provision of applicable law of any agreement to which Acquiror is subject.

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          (i)  The capitalization of Acquiror comprises authorized and issued preferred stock so disclosed in the attached Forms 10-K and 10-Q and authorized common stock of 10,000,000 shares, $.8 par value, of which 364,255 Common Shares are presently and shall be issued and outstanding as of the Closing Date. All outstanding shares of Acquiror have been duly authorized, validly issued and fully paid, and there are no outstanding or presently authorized securities, options or related commitments of any nature not reflected in the current financial statements of Acquiror.

          (j) The shares of Common Stock of Acquiror to be issued to Stockholders at or about the time of Closing will be validly issued, nonassessable and fully paid under Delaware corporation law, and will be issued in a non-public sale and isolated transaction in compliance with all federal and state securities laws.

          (k) At the date of this Agreement, Acquiror has, and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business of Acquiror. Acquiror has not now and will not have at the Closing Date, withheld disclosure of any such events, conditions and facts which it, through management, has knowledge of or has reasonable grounds to, materially affect the business of Acquiror.

          (l)  The corporate financial records, minute books, and

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other documents and records of Acquiror are to be available to Stockholders of Acquiree prior to the Closing Date and turned over to management in their entirety at Closing.

     (m) Acquiror is a public company and represents that it has no existing or threatened liabilities, claims, law suits, or basis for the same with respect to its original stock issuance or any other dealings with its Stockholders, the public, brokers, the Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporate law principles.

6. CLOSING DATE. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon, but is expected to be not later than January 15, 1999. At the Closing, Acquiree Stockholders will be deemed to have accepted delivery of the certificates of Acquiror stock issued in their names, and in connection therewith will make delivery of their stock in Acquiree to Acquiror. Certain exhibits, etc., may be delivered subsequent to the closing Date upon the mutual agreement of the parties hereto.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIREE AND STOCKHOLDERS. All obligations of Stockholders and Acquiree under this agreement are subject to the fulfillment, prior to or as of

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the Closing Date, of each of the following conditions:

     (a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Stockholders pursuant to the provisions hereof shall be true in all material respects at and as of the time of the closing, as though such representations and warranties were made at and as of such time.

     (b) Acquiror shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the closing Date.

     (c) The present directors of Acquiror will recommend the appointment of a member of Acquiree's management, namely John Sgarlat, to the Board of Directors of Acquiror at closing.

     (d) The Board of Directors of Acquiror shall have approved, by the majority vote in accordance with Delaware law, all matters outlined herein.

     (e) All instruments and documents delivered to Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Stockholders.

     (f) Acquiror shall have delivered to Stockholders an opinion of its counsel dated the closing Date to the effect that:

          (i)    Acquiror is a corporation duly organized,

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validly existing and in good standing under the laws of the state of Delaware;

          (ii) Acquiror has the corporate power to carry on its business as now being conducted, and is duly qualified to do business in any jurisdiction where to required;

          (iii) This Agreement has been duly authorized, executed and delivered by Acquiror and is a valid and binding obligation of Acquiror enforceable in accordance with its terms;

          (iv) Acquiror through its Board of Directors and Stockholders, has taken all corporate action necessary for performance under this Agreement;

          (v) The documents executed and delivered to Stockholders hereunder are valid and binding in accordance with their terms and vest in Stockholders all right, title and interest in and to the stock of Acquiror, and said stock, when, issued, will be fully and validly issued, fully paid and non-assessable;

          (vi) Except as referred to herein, such counsel knows of (a) no actions, suits or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting Acquiror; and (b) no unsatisfied judgements exist against Acquiror which would materially adversely affect the financial condition of the Acquiror.

8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIROR.  All

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obligations of Acquiror under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions.

     (a) The representations and warranties by Stockholders and Acquiree contained in this Agreement in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

     (b) Stockholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, including the delivery of the stock of Acquiree being exchanged hereunder.

     (c) Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes.

     (d) Stockholders hereby state that the materials, including current financial statements, prepared and delivered by Acquiror to Stockholders, have been read and understood by Stockholders, that they are familiar with the business of Acquiror, that they are acquiring the Acquiror's shares under section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, as amended, that the shares are restricted and may not

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be resold, except in reliance on an exemption under said Securities Act of
1933, as amended.

     (e) Acquiree shall provide financial records and statements to fully enable Acquiror to comply with its filing requirements under the Securities Act of 1933 and the Securities and Exchange Act of 1934, and said financial statements must fully comply with Regulation S-X and generally accepted accounting principles.

     (f) Acquiree shall have delivered to Acquiror an opinion of its counsel dated the closing Date to the effect that Acquiree is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and it is duly qualified to do business in any jurisdiction where so required.

9. INDEMNIFICATION. Within the period provided in paragraph 10 hereof and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgements, costs and expenses, including attorney's fees, incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warrant, or non-fulfillment of any agreement on the part of such party under this Agreement or from any

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misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder.

10. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transaction herein provided for, and not upon any investigation upon which it might have made or any representations, warranties, agreements, promises or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

11. DOCUMENTS AT CLOSING. At the closing, the following transactions shall occur, all of such transactions deemed to occur simultaneously:

     (a) Stockholders will deliver, or cause to be delivered, to Acquiror the following:

          (i) stock certificates for the stock of Acquiree being tendered hereunder, duly endorsed in blank:

          (ii) all corporate records of Acquiree, including without limitation, corporate minute books (which shall contain

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copies of the Articles of Incorporation and By-laws, as amended to the
Closing), stock books, stock transfer books, corporate seals, and other corporate books and records as may reasonably be requested for review by Acquiror and its counsel;

          (iii) a certificate executed by principal Stockholders to the effect that all representations and warranties made by Stockholders under this agreement are true and correct as of the Closing, the same as though originally given to Acquiror on said date;

          (iv) a certificate from the Secretary of State of its incorporation dated at or about the Closing Date, to the effect that Acquiree is in good standing under the laws of said State;

          (v)    investment letter from Stockholders;

          (vi)   legal opinion of Acquiree's counsel;

          (vii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement.

     (b)  Acquiror will deliver or cause to be delivered to Stockholders:

          (i)    stock certificates representing Acquiror shares on Exhibit A;

          (ii) a certificate of the President and Secretary of Acquiror to the effect that all representations and warranties

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of Acquiror made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to Stockholder on said date;

          (iii)  the opinion of Acquiror's counsel set forth herein;

          (iv) certified copies of resolutions by Acquiror's Board of Directors and Stockholders authorizing this transaction;

          (v) a certificate from the Secretary of State of Acquiror's state of incorporation dated at or about the Closing Date, that Acquiror is in good standing under the laws of said state;

          (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

     (c) Acquiree will deliver or cause to be delivered to Acquiror a certificate of the President and Secretary of Acquiree to the effect that all representations and warranties of Acquiree made under this agreement are reaffirmed on the Closing Date, the same as though originally given to Acquiror on said date.

12.  ADDITIONAL REPRESENTATIONS AND PROVISIONS.

     (a) Acquiror intends to seek a listing of its common stock on NASDAQ or another National Securities Exchange as soon as possible subsequent to meeting all necessary listing requirements.

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     (b)  There will be employment agreements entered into with key personnel of Acquiree as exhibited under attachment "A" herein.

     (c) Acquiree shall become a wholly owned subsidiary of Acquiror and shall continue to function in its usual capacity as such.

13.  MISCELLANEOUS

     (a) FURTHER ASSURANCES. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such other action as may reasonably be requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) BROKERS. Neither party has employed any brokers or finders with regard to this Agreement.

     (d) NOTICES. All notices and other communications hereunder shall be in writing, and shall be deemed to have been given if delivered in person or sent by pre-paid, first class registered or certified mail, return receipt requested, to the

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addresses shown below:

       To Acquiror, at:                          To Acquiree, at:

Media Vision Productions Inc.              Media Vision Properties, Inc.
The Citizens Building, Suite 701           Palm Beach Polo Club
105 S. Narcissus Avenue                    2490 Players Court
West Palm Beach, FL 33401                  Wellington, FL 33414

         (e) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Florida, and shall be governed by the laws of the State of Florida.

         (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their assigns.

         (i) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or


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terms of any kind as conditions or inducements to the execution hereof.

         (j) TIME. Time is of the essence of performance of all obligations in this agreement with the exception of the obligations of the acquiror set forth in paragraphs 12(a) and 12(b).

         (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                        "MEDIA VISION PRODUCTIONS, INC."


                                        By: /s/ William O'Callaghan
                                            ------------------------------------
                                            William O'Callaghan, Acting Chairman


                                        "MEDIA VISION PROPERTIES, INC."

                                        By: /s/ John Sgarlat
                                            ------------------------------------
                                            John Sgarlat, Chairman


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